UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 7, 2006
LAND O’LAKES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North Arden Hills, Minnesota	55126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     On October 26, 2006, Land O’Lakes, Inc. (the “Company”) issued a press release announcing, among other things, its results for the quarter ended September 30, 2006 (the “Earnings Release”). A copy of the Earnings Release was furnished with a Current Report on Form 8-K filed on October 26, 2006.
     The Company announced today that certain balance sheet items contained in the Earnings Release have been reclassified. Specifically, the accounts receivable balance was understated by approximately $31 million as was the accounts payable balance. The balance sheet reclassifications were offsetting and had no impact on the Company’s reported earnings or cash flows. Copies of the updated balance sheet and statement of cash flows are furnished herewith as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.
99.1	Land O’Lakes, Inc. updated balance sheet and statement of cash flows.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.

Date: November 7, 2006	/s/ Daniel Knutson Daniel Knutson
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX
99.1	Land O’Lakes, Inc. updated balance sheet and statement of cash flows.